CONSOLIDATED FINANCIAL STATEMENTS

Financial Guaranty Insurance Company and Subsidiaries

September 30, 2005

Financial Guaranty Insurance Company and Subsidiaries

Consolidated Financial Statements

September 30, 2005

Contents

Consolidated Balance Sheets at September 30, 2005 (Unaudited) and December 31, 2004

Consolidated Statements of Income for the Three Months and Nine Months Ended September 30, 2005 and 2004 (Unaudited)

Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2005 and 2004 (Unaudited)

Notes to Consolidated Financial Statements (Unaudited)

Financial Guaranty Insurance Company and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands, except per share amounts)

	September 30, 2005	December 31, 2004
	(Unaudited)
Assets
Fixed maturity securities, available for sale, at fair value (amortized cost of $3,145,832 in 2005 and $2,921,320 in 2004)	$ 3,135,392	$ 2,938,856
Short-term investments, at cost, which approximates fair value	173,195	140,473
Total investments	3,308,587	3,079,329

Cash and cash equivalents	81,850	69,292
Accrued investment income	41,679	36,580
Receivable for securities sold	56	--
Reinsurance recoverable on losses	1,895	3,054
Prepaid reinsurance premiums	110,636	109,292
Deferred policy acquisition costs	53,613	33,835
Recoverable on paid claims	4,686
Receivable from related parties	259	802
Property and equipment, net of accumulated depreciation of $723 in 2005 and $164 in 2004	2,607	2,408
Prepaid expenses and other assets	9,621	7,826
Total assets	$ 3,615,489	$ 3,342,418
Liabilities and stockholders’ equity
Liabilities:
Unearned premiums	1,164,245	1,043,334
Losses and loss adjustment expenses	52,201	39,181
Ceded reinsurance payable	3,018	3,826
Accounts payable and accrued expenses	26,406	22,874
Payable for securities purchased	7,120	5,715
Obligations under capital lease	5,006	6,446
Current federal income taxes payable	10,795	4,401
Deferred federal income taxes payable	31,616	38,765
Total liabilities	1,300,407	1,164,542
Stockholders’ equity:
Common stock, par value $1,500 per share; 10,000 shares authorized, issued and outstanding	15,000	15,000
Additional paid-in capital	1,890,821	1,882,772
Accumulated other comprehensive (loss) income, net of tax	(8,063)	15,485
Retained earnings	417,324	264,619
Total stockholders’ equity	2,315,082	2,177,876
Total liabilities and stockholders’ equity	$ 3,615,489	$ 3,342,418

See accompanying notes to unaudited interim consolidated financial statements.

Financial Guaranty Insurance Company and Subsidiaries

Consolidated Statements of Income

(Unaudited)

(Dollars in thousands)

	Three months ended September 30		Nine months ended September 30
	2005	2004	2005	2004
Revenues:
Gross premiums written	$ 96,787	$ 87,869	$ 312,526	$ 250,720
Ceded premiums written	(4,456)	(797)	(24,281)	(4,356)
Net premiums written	92,331	87,072	288,245	246,364
Increase in net unearned premiums	(37,537)	(37,312)	(118,911)	(112,251)
Net premiums earned	54,794	49,760	169,334	134,113

Net investment income	30,125	24,784	85,954	70,814
Net realized (losses) gains	(8)	(318)	110	460
Other income	402	117	918	674
Total revenues	85,313	74,343	256,316	206,061

Expenses:
Losses and loss adjustment expenses	20,693	6,725	15,016	6,319
Underwriting expenses	22,133	18,723	59,777	53,075
Policy acquisition costs deferred	(8,169)	(8,563)	(25,796)	(24,874)
Amortization of deferred policy acquisition costs	1,873	745	5,874	1,086
Total expenses	36,530	17,630	54,871	35,606
Income before income taxes	48,783	56,713	201,445	170,455
Income tax expense	9,376	14,759	48,740	41,802
Net income	$ 39,407	$ 41,954	$ 152,705	$ 128,653

See accompanying notes to unaudited interim consolidated financial statements.

Financial Guaranty Insurance Company and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

(Dollars in thousands)

	Nine months ended September 30,
	2005	2004
Operating activities
Net income	$ 152,705	$ 128,653
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred policy acquisition costs	5,874	1,086
Policy acquisition costs deferred	(25,796)	(24,874)
Depreciation of property and equipment	559	37
Amortization of fixed maturity securities	23,284	26,163
Net realized gains on investments	(110)	(460)
Accrued investment income, prepaid expenses and other assets	(6,894)	(5,649)
Current federal income tax receivable	--	126
Reinsurance recoverable on losses	1,159	3,885
Other reinsurance receivables	--	5,295
Prepaid reinsurance premiums	(1,344)	10,784
Unearned premiums	120,911	101,466
Losses and loss adjustment expenses	8,334	1,055
Ceded reinsurance payable, accounts payable and accrued expenses	1,285	3,303
Receivable from related parties	543	9,641
Current federal income taxes payable	6,394	7,711
Deferred federal income taxes payable	4,091	5,617
Net cash provided by operating activities	290,995	273,839

Investing activities
Sales and maturities of fixed maturity securities	97,146	386,843
Purchases of fixed maturity securities	(351,501)	(607,690)
Purchases, sales and maturities of short-term investments, net	(32,722)	(71,534)
Receivable for securities sold	(56)	13,243
Payable for securities purchased	1,405	--
Purchases of fixed assets	(758)	(1,483)
Net cash used in investing activities	(286,486)	(280,621)
Financing activities		--
Capital contribution	8,049	--
Net cash provided by financing activities	8,049	--

Net increase (decrease) in cash and cash equivalents	12,558	(6,782)
Cash and cash equivalents at beginning of period	69,292	78,645
Cash and cash equivalents at end of period	$ 81,850	$ 71,863

See accompanying notes to unaudited interim consolidated financial statements.

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements

(Unaudited)

(Dollars in thousands)

1. Business and Organization

Financial Guaranty Insurance Company (the “Company”) is a wholly owned subsidiary of FGIC Corporation (the “Parent”). The Company provides financial guaranty insurance for public finance and structured finance obligations. The Company began insuring public finance obligations in 1984 and structured finance obligations in 1988. The Company’s financial strength is rated “Aaa” by Moody’s Investors Service, Inc., “AAA” by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and “AAA” by Fitch Ratings, Inc. The Company is licensed to engage in writing financial guaranty insurance in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the U.S. Virgin Islands and, through a branch, in the United Kingdom. In addition, a United Kingdom subsidiary is authorized to write financial guaranty insurance in the United Kingdom and has passport rights to write business in other European Union member countries. The Company and Parent have formed subsidiaries to facilitate geographic and business expansion. As used in these notes, the term “Company” refers to Financial Guaranty Insurance Company and/or its subsidiaries.

On December 18, 2003, an investor group consisting of The PMI Group, Inc. (“PMI”), affiliates of the Blackstone Group L.P. (“Blackstone”), affiliates of the Cypress Group L.L.C. (“Cypress”) and affiliates of CIVC Partners L.P. (“CIVC”), collectively the “Investor Group,” completed the acquisition of the Parent from a subsidiary of General Electric Capital Corporation (“GE Capital”) in a transaction valued at approximately $2,200,000 (the “Transaction”). At the closing of the Transaction, the Investor Group, acting through an affiliate, paid GE Capital a cash purchase price of approximately $1,600,000, which was funded by equity investments by the Investor Group and borrowings of approximately $227,300 under a bridge loan facility within an affiliate of Bank of America Corporation. On January 12, 2004, the Parent issued $250,000 of senior notes due on January 15, 2034. The notes pay interest on January 15 and July 15 of each year at a rate of 6% per annum. The proceeds were used to repay the outstanding bridge loan, plus accrued and unpaid interest, and the remaining proceeds were retained by the Parent to pay interest on the notes. As part of the Transaction, Banc of America Securities, LLC (“BOA”) received warrants to purchase Parent common stock. Under the agreement, BOA can subscribe for and purchase up to approximately 11,451 shares at an exercise price of six hundred dollars per share. The warrants are exercisable in whole or in part prior to December 18, 2013. As of September 30, 2005, no warrants had been exercised. In addition, the Parent paid GE Capital approximately $284,300 in pre-closing dividends and GE Capital retained 2,346 shares of Parent Convertible Preferred Stock with an aggregate liquidation preference of $234,600, and approximately 5% of the outstanding Parent’s common stock. PMI is the largest stockholder of the Parent, owning approximately 42% of its common stock at September 30, 2005 and December 31, 2004. Blackstone, Cypress and CIVC owned approximately 23%, 23% and 7% of the Parent’s common stock, respectively, at September 30, 2005 and December 31, 2004.

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements

(Unaudited) (Continued)

(Dollars in thousands)

2. Basis of Presentation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances have been eliminated.

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation have been included. Operating results for the three- and nine-month periods ended September 30, 2005 are not necessarily indicative of results that may be expected for the full year ending December 31, 2005. These unaudited interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2004, including the accompanying notes.

Certain 2004 amounts have been reclassified to conform to the 2005 presentation.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates.

3. Review of Financial Guaranty Industry Accounting Practices

The Securities and Exchange Commission (“SEC”) staff has commenced a review of the accounting practices of publicly held financial guaranty industry companies with respect to loss reserves, and the Financial Accounting Standards Board (“FASB”) staff is considering whether additional accounting guidance is necessary to address loss reserving and certain other practices in the financial guaranty industry. When the FASB or the SEC reaches a conclusion on this issue, the Company, along with other companies in the financial guaranty industry, may be required to change certain aspects of accounting for loss reserves, premium income and deferred acquisition costs. The FASB review is ongoing and it is not possible to predict the impact, if any, that this review, or the one by the SEC, may have on the Company’s accounting practices.

4. Premium Refundings

When an obligation insured by the Company is refunded prior to the end of the expected policy coverage period, any remaining unearned premium is recognized. A refunding occurs when an insured obligation is called or legally defeased prior to the stated maturity.

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited) (Continued)

(Dollars in thousands)

4. Premium Refundings (continued)

Premiums earned include $46,166 and $36,217 for the nine months ended September 30, 2005 and 2004, respectively, and $10,210 and $15,522 for the three months ended September 30, 2005 and 2004, respectively, related to the accelerated recognition of unearned premiums in connection with refundings.

5. Loss Reserves and Loss Adjustment Expenses

Loss reserve and loss adjustment expenses are regularly reviewed and updated based on claim payments and the results of ongoing surveillance. The Company’s ongoing insured portfolio surveillance is designed to identify impaired obligations and thereby provide a materially complete recognition of losses for each accounting period. The reserves are necessarily based upon estimates and subjective judgments about the outcome of future events, and actual results will likely differ from these estimates. At September 30, 2005, the Company had case reserves of $30,319, credit watchlist reserves of $20,841 and a loss adjustment expense reserve of $1,041. Case reserves and credit watchlist reserves at September 30, 2005 include $8,784 and $12,055, respectively, of estimated losses related to obligations impacted by Hurricane Katrina (see Note 12). At December 31, 2004, the Company had case reserves of $14,686, credit watchlist reserves of $23,484 and a loss adjustment expense reserve of $1,011.

6. Income Taxes

The Company has a tax sharing agreement with the Parent, which files a consolidated Federal income tax return.

The Company’s effective federal corporate tax rate (24.2% and 24.5% for the nine months ended September 30, 2005 and 2004, respectively, 19.2% and 26.0% for the three months ended September 30, 2005 and 2004, respectively) is less than the statutory corporate tax rate (35%) on income due to permanent differences between financial and taxable income, principally tax-exempt interest.

7. Reinsurance

Net premiums earned are shown net of ceded premiums earned of $17,712 and $15,140 for the nine months ended September 30, 2005 and 2004, respectively, and $6,074 and $6,111 for the nine months ended September 30, 2005 and 2004, respectively.

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited) (Continued)

(Dollars in thousands)

8. Comprehensive Income (Loss)

Accumulated other comprehensive (loss) income of the Company consists of net unrealized gains on investment securities and foreign currency translation adjustments.

The components of total comprehensive income for the three-month and six-month periods ended September 30, 2005 and 2004 are as follows:

	Nine months ended September 30,
	2005	2004
Net income	$ 152,705	$ 128,653
Other comprehensive (loss) income	(23,548)	10,465
Total comprehensive income	$ 129,157	$ 139,118

	Three months ended September 30,
	2005	2004
Net income	$ 39,407	$ 41,954
Other comprehensive (loss) income	(30,529)	58,056
Total comprehensive income	$ 8,878	$ 100,010

The components of other comprehensive income (loss) for the three-month and six-month periods ended September 30, 2005 and 2004 are as follows:

	Nine months ended September 30, 2005
	Before-Tax Amount	Tax	Amount Net of Tax
Unrealized holding losses arising during the period	$(27,881)	$ 9,759	$ (18,122)
Less reclassification adjustment for gains realized in net income	(110)	38	(72)
Unrealized losses on investments	(27,991)	9,797	(18,194)
Foreign currency translation adjustment	(8,237)	2,883	(5,354)
Total other comprehensive loss	$ (36,228)	$ 12,680	$ (23,548)

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited) (Continued)

(Dollars in thousands)

8. Comprehensive Income (Loss) (continued)

	Three months ended September 30, 2005
	Before-Tax Amount	Tax	Amount Net of Tax
Unrealized holding losses arising during the period	$ (43,713)	$ 15,299	$ (28,414)
Less reclassification adjustment for losses realized in net income	8	(3)	5
Unrealized losses on investments	(43,705)	15,296	(28,409)
Foreign currency translation adjustment	(3,263)	1,143	(2,120)
Total other comprehensive loss	$ (46,968)	$ 16,439	$ (30,529)

	Nine months ended September 30, 2004
	Before-Tax Amount	Tax	Amount Net of Tax
Unrealized holding gains arising during the period	$ 14,755	$ (5,164)	$ 9,591
Less reclassification adjustment for gains realized in net income	(460)	161	(299)
Unrealized gains on investments	14,295	(5,003)	9,292
Foreign currency translation adjustment	1,804	(631)	1,173
Total other comprehensive income	$ 16,099	$ (5,634)	$ 10,465

	Three months ended September 30, 2004
	Before-Tax Amount	Tax	Amount Net of Tax
Unrealized holding gains arising during the period	$ 88,860	$ (31,101)	$ 57,759
Less reclassification adjustment for losses realized in net income	318	(111)	207
Unrealized gains on investments	89,178	(31,212)	57,966
Foreign currency translation adjustment	139	(49)	90
Total other comprehensive income	$ 89,317	$ (31,261)	$ 58,056

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited) (Continued)

(Dollars in thousands)

9. Variable Interest Entities

In January 2003, the FASB issued Financial Interpretation No. 46, Consolidation of Variable Interest Entities (“FIN 46”). FIN 46 requires variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risk among parties involved. Variable interest entities that effectively disperse risks will not be consolidated. FIN 46 requires disclosures for entities that have either a primary or significant variable interest in a variable interest entity. Management has evaluated the structured finance transactions insured by the Company and does not believe any such transactions require consolidation or disclosure under FIN 46.

During 2004, the Company arranged the issuance of contingent preferred trust securities by a group of special purpose Trusts (see Note 10). These Trusts are considered variable interest entities under FIN 46. However, the Company is not considered the primary beneficiary and therefore is not required to consolidate the Trusts.

10. Preferred Trust Securities

On July 19, 2004, the Company closed a new $300,000 facility, consisting of Money Market Committed Preferred Custodial Trust Securities (“CPS Securities”). This facility replaced a $300,000 “Soft Capital” facility previously provided by GE Capital. Each of six separate newly organized Delaware trusts (the “Trusts”) issues $50,000 in perpetual CPS Securities on a rolling, 28-day auction rate basis. Proceeds from these securities are invested in high quality, short-term securities and held in the respective Trusts. Each Trust is solely responsible for its obligations, and has been established for the purpose of entering into a put agreement with the Company which obligates the Trusts at the Company’s discretion, to purchase perpetual Preferred Stock of the Company. In this way, the program provides capital support to the Company by allowing it to obtain immediate access to new capital at its sole discretion at any time through the exercise of the put options. The Company recorded expense for the right to put its shares to the Trusts of $1,431 and $387 for the nine months ended September 30, 2005 and 2004, respectively, and $463 and $387 for the three months ended September 30, 2005 and 2004, respectively.

11. Revolving Credit Facility

The Parent, in conjunction with the Company, has a $200,000 senior unsecured revolving credit facility expiring on December 14, 2005. The facility is provided by a syndicate of banks and other financial institutions led by JPMorgan Chase, as administrative agent and sole lead arranger. During 2004, and for the nine months ended September 30, 2005, no draws were made under the facility.

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited) (Continued)

(Dollars in thousands)

12. Hurricane Katrina

At September 30, 2005 the Company had insured public finance obligations with a net par in force (“NPIF”) of approximately $4,128,173 in locations impacted by Hurricane Katrina. Approximately $2,059,614 of these obligations relates to locations designated by the U.S. Federal Emergency Management Administration (“FEMA”) as eligible for both public and individual assistance (“FEMA-dual designated locations”); the remainder, or $2,068,559, of these obligations relates to locations designated by FEMA as eligible for individual assistance only. The Company believes that insured obligations in FEMA–dual designated locations are more likely to be impaired than obligations eligible for individual assistance only. Consequently, since the occurrence of Hurricane Katrina, the Company has focused its portfolio surveillance efforts related to Hurricane Katrina on evaluating its insured public finance obligations in the dual-designated locations. These FEMA-dual designated locations consists primarily of counties and parishes in Alabama, Mississippi and Louisiana.

As a result of this evaluation, the Company has placed insured public finance obligations with a NPIF totaling $977,345 on the credit watchlist. The insured public finance obligations placed on the credit watchlist consist of obligations located in the Parish of Orleans (in which New Orleans is located) and the immediately surrounding parishes. For the three months ended September 30, 2005, the Company recorded case reserves of $8,784, watchlist reserves of $12,055 and estimated reinsurance recoverables of $363 related to insured public finance obligations placed on the credit watchlist. The case reserves of $8,784 relate to an investor-owned utility with a NPIF of $75,000 that has entered into bankruptcy proceedings. The watchlist reserves of $12,055 were based on management’s assessment that the associated insured public finance obligations have experienced impairment due to diminished revenue sources. The NPIF for the insured public finance obligations for which watchlist reserves of $12,055 have been established totals $503,083. The $503,083 (a subset of the $977,345) is supported by the revenue sources below:

Revenue Source Net Par in Force
General Obligation $90,079
Hotel Tax 169,750
Sales Tax 104,186
Municipal Utility 120,641
Public Higher Education 18,426
Total $503,083

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited) (Continued)

(Dollars in thousands)

12. Hurricane Katrina (continued)

The Company historically has established watchlist reserves to recognize the potential for claims against the Company on insured obligations that are not presently in payment default, but which have migrated to an impaired level, where there is a substantial increased probability of default. These reserves reflect an estimate of probable loss given evidence of impairment, and a reasonable estimate of the amount of loss given default. The methodology for establishing and calculating the watchlist reserve relies on a categorization and assessment of the probability of default, and loss severity given default, of the specifically identified impaired obligations on the watchlist based on historical trends and other factors. The watchlist reserve is adjusted as necessary to reflect changes in the loss expectation inherent in the group of impaired credits. Case reserves are established for the value of estimated losses on particular insured obligations that are presently or likely to be in payment default at the balance sheet date, and for which the future loss is probable and can be reasonably estimated.

Given the unprecedented nature of the events and magnitude of damage in the affected areas, the loss reserves were necessarily based upon estimates and subjective judgments about the outcome of future events, including without limitation the amount and timing of any future federal and state aid. The loss reserves will likely be adjusted as additional information becomes available, and such adjustments may have a material impact on future results of operations. However, the Company believes that the losses ultimately incurred as result of Hurricane Katrina will not have a material impact on the Company’s financial position.

For the three months ended September 30, 2005, the Company paid claims totaling $4,856 related to insured public finance obligations impacted by Katrina. The Company subsequently received reimbursements of $169 and $4,686 on September 12, 2005 and October 13, 2005, respectively, for these claims payments. At September 30, 2005, the $4,686 is reflected as a recoverable on paid claims.

The Company’s structured finance insured portfolio was not significantly impacted by Hurricane Katrina, reflecting the geographic diversification of the credits comprising the insured structured finance obligations.